                                                                    EXHIBIT 12.1

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends Intermedia Connections


                                                                                                 PRO FORMA
                                                                                                   YEAR       QUARTER ENDED
                                                             YEARS ENDED DECEMBER 31,              ENDED        MARCH 31,
                                                   -------------------------------------------  DECEMBER 31,  ----------------
                                                    1992    1993     1994      1995      1996    1996(3)       1996       1997
                                                   ---------------------------------------------------------------------------
Loss before extraordinary items                     (235)  (2,074)  (3,067)  (19,157)  (57,198)  (102,008)    (8,893)  (27,404)
Income tax benefit                                     0        0                (97)        0          0
                                                   ---------------------------------------------------------------------------
Loss before income taxes                            (235)  (2,074)  (3,067)  (19,254)  (57,198)  (102,008)    (8,893)  (27,404)
                                                   ===========================================================================

Fixed charges:
  Interest expensed                                1,031      844    1,219    13,355    35,123     36,779      5,382    11,089
  Capitalized interest                               120      213      257       677     2,780      2,780        396       778
  Amortization of deferred financing costs            67       78       69       412     1,252      1,252        203       385
  Estimated interest factor on opening leases        275      313      200       428     1,598      1,909        279       755
  Dividends on redeemable preferred stock(1)         267       --       --        --               40,500         --     3,375
                                                   ---------------------------------------------------------------------------
Total fixed charges                                1,760    1,448    1,745    14,872    40,843     83,220      6,260    16,382
                                                   ===========================================================================

Earnings:
  Loss before income tax                            (235)  (2,074)  (3,067)  (19,157)  (57,198)  (102,008)    (8,893)  (27,404)
  Fixed charges excluding capitalized interest     1,373    1,235    1,488    14,195    38,063     39,940      5,864    12,229
                                                   ---------------------------------------------------------------------------
Total earnings                                     1,138     (839)  (1,579)   (4,962)  (19,135)   (62,068)    (3,029)  (15,175)
                                                   ---------------------------------------------------------------------------

Ratio of earnings to fixed charges                  0.65    (0.58)   (0.90)    (0.33)    (0.47)     (0.75)     (0.48)    (0.93)
                                                   ===========================================================================

Insufficiency of earnings to cover fixed charge     622     2,287    3,324    19,834    59,978    145,288      9,289    31,557
                                                   ===========================================================================




                                                                            PRO FORMA AS ADJUSTED
                                                               ------------------------------------------------
                                                                 PREFERRED STOCK(4)            NOTES(5)
                                                    PRO FORMA  ------------------------------------------------
                                                     QUARTER      YEAR        QUARTER      YEAR        QUARTER
                                                      ENDED       ENDED        ENDED       ENDED        ENDED
                                                    MARCH 31,  DECEMBER 31,  MARCH 31,  DECEMBER 31,  MARCH 31,
                                                     1997(3)       1996        1997         1996        1997
                                                 --------------------------------------------------------------
Loss before extraordinary items                    (43,067)     (102,008)     (43,067)    (124,251)     (48,312)
Income tax benefit
                                                 --------------------------------------------------------------
Loss before income taxes                           (43,067)     (102,008)     (43,067)    (124,251)     (48,312)
                                                 ==============================================================

Fixed charges:
  Interest expensed                                 11,435        36,779       11,435      58,528        16,576
  Capitalized interest                                 778         2,780          778       2,780           778
  Amortization of deferred financing costs             385         1,252          385       1,666           489
  Estimated interest factor on opening leases          834         1,909          834       1,909           834
  Dividends on redeemable preferred stock(1)        10,125        52,575       13,144      40,500        10,125
                                                 --------------------------------------------------------------
Total fixed charges                                 23,557        95,295       26,576     105,383        28,802
                                                 ==============================================================

Earnings:
  Loss before income tax                           (43,067)     (102,008)     (43,067)   (124,251)      (48,312)
  Fixed charges excluding capitalized interest      12,654        39,940       12,654      62,103        17,899
                                                 --------------------------------------------------------------
Total earnings                                     (30,413)      (62,068)     (30,413)    (62,148)      (30,413)
                                                 --------------------------------------------------------------

Ratio of earnings to fixed charges                   (1.29)        (0.65)       (1.14)      (0.59)        (1.06)
                                                 ==============================================================

Insufficiency of earnings to cover fixed charge     53,970       157,363       56,989     167,531        59,215
                                                 ==============================================================





                                                      PREFERRED STOCK
                                                        AND NOTES(6)
                                                  ------------------------
                                                      YEAR        QUARTER
                                                      ENDED        ENDED
                                                   DECEMBER 31,  MARCH 31,
                                                       1996        1997
--------------------------------------------------------------------------
Loss before extraordinary items                     (124,251)      (48,312)
Income tax benefit
                                                 -------------------------
Loss before income taxes                            (124,251)      (48,312)
                                                 =========================

Fixed charges:
  Interest expensed                                   58,528        16,576
  Capitalized interest                                 2,780           778
  Amortization of deferred financing costs             1,666           489
  Estimated interest factor on opening leases          1,909           834
  Dividends on redeemable preferred stock(1)          52,575        13,144
                                                 -------------------------
Total fixed charges                                  117,458        31,821
                                                 =========================

Earnings:
  Loss before income tax                            (124,251)      (48,312)
  Fixed charges excluding capitalized interest        62,103        17,899
                                                 -------------------------
Total earnings                                       (62,148)      (30,413)
                                                 -------------------------

Ratio of earnings to fixed charges                     (0.53)        (0.96)
                                                 =========================

Insufficiency of earnings to cover fixed charge      179,606        62,234
                                                 =========================


(1) Dividends on preferred stock are not grossed up for the income tax effect because the Company has not recorded income tax expense for any of the periods presented.

(2) This column includes the historical information for the Company as well as pro forma adjustments to reflect the acquisitions of EMI, Netsolve, UTT and DIGEX as if they had occurred on January 1, 1996.

(3) This column includes the historical information for the Company as well as pro forma adjustments to reflect the acquisition of DIGEX as if it had occurred on January 1, 1997.

(4)   These columns include the pro forma information described in Notes (3) and
      (4) and the effects of the Company issuing $172,500 of preferred stock with dividends at the rate of 7% at the beginning of the respective periods.

(5)   These columns include the pro forma information described in Notes (3) and
      (4) and the effects of the Company issuing $374,785 of notes bearing 11-1/4% interest and defeasing the 13-1/2% notes at the beginning of the respective periods. These columns do not reflect the extraordinary loss on early extinguishment of debt of $46,054.

(6)   These columns include the pro forma information described in Notes (3) and
      (4) and the effects of the Company (i) issuing $172,500 of preferred stock with dividends at the rate of 7%, (ii) issuing $374,785 of notes bearing interest at 11-1/4%, and (iii) defeasing the 13-1/2% notes at the beginning of the respective periods. These columns do not reflect the extraordinary loss on early extinguishment of debt of $46,054.